 MORGAN STANLEY INSTITUTIONAL FUND TRUST - LONG DURATION FIXED INCOME PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF
                                      OFFERING        TOTAL           SHARES
   SECURITY       PURCHASE/ SIZE OF   PRICE OF      AMOUNT OF        PURCHASED
   PURCHASED     TRADE DATE OFFERING   SHARES       OFFERING          BY FUND
---------------- ---------- -------- --------- -------------------- ----------
     Waste       11/12/09      --      $99.466      $600,000,000.00     30,000
  Management
  Inc. 6.125%
due 11/30/2039

  Massachusetts  12/01/09      --     $100.000      $956,450,000.00     35,000
  State 5.456%
 due 12/01/2039

    District     12/09/09      --     $100.000      $200,000,000.00     50,000
    Columbia
   Income Tax
   5.591% due
   12/01/2034

   % OF    % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
 BY FUND  ASSETS       BROKERS        PURCHASED FROM
--------- ------ ------------------- ----------------
    0.01%  0.10%     BNP PARIBAS,    JP Morgan
                     J.P. Morgan,
                    Scotia Capital,
                      Wells Fargo
                      Securities,
                     CALYON, Citi,
                       Comerica
                      Securities,
                         Daiwa
                      Securities
                     America Inc.,
                    Goldman, Sachs
                        & Co.,
                    Mitsubishi UFJ
                      Securities,
                        Mizuho
                    Securities USA
                     Inc., Morgan
                       Keegan &
                     Company, Inc.
                       SunTrust
                       Robinson
                    Humphrey, U.S.
                        Bancorp
                     Investments,
                         Inc.

    0.00%  0.11%    Goldman, Sachs   Goldman Sachs
                    & Co., Barclays
                       Capital,
                      Jefferies &
                       Company,
                    Merrill Lynch &
                      Co., Morgan
                       Stanley,
                    Ramirez & Co.,
                     Inc., Raymond
                        James &
                   Associates, Inc.

    0.01%  0.16%     J.P. Morgan,    JP Morgan
                     Loop Capital
                     Markets, LLC,
                       Barclays
                       Capital,
                   Goldman Sachs &
                     Co., Merrill
                     Lynch & Co.,

    Municipal    03/05/10      --     $100.000    $1,012,235,000.00  1,485,000
    Electric
  Authority of
 Georgia 6.655%
 due 4/1/2057

   The City of   03/19/10      --     $100.000      $750,000,000.00    120,000
    New York
   5.968% due
    3/1/20236

                     Citi, Morgan
                     Stanley, M.R.
                   Beal & Company,
                    Ramirez & Co.,
                      Inc., Rice
                       Financial
                       Products
                       Company,
                        Siebert
                   Brandford Shank
                      & Co., LLC,
                      Wells Fargo
                      Securities

    0.15%  2.45%    Goldman, Sachs   Goldman Sachs
                     & Co., Morgan
                     Stanley, BMO
                        Capital
                    Markets, Citi,
                     J.P. Morgan,
                       Barclays
                     Capital, BofA
                    Merrill Lynch,
                    FirstSouthwest,
                      Wells Fargo
                      Securities

    0.02%  0.40%        Siebert      Siebert Branford
                    Brandford Shank  Shank
                      & Co., LLC,
                     BofA Merrill
                     Lynch, Citi,
                     J.P. Morgan,
                    Morgan Stanley,
                       Barclays
                     Capital, M.R.
                    Beal & Company,
                       Fidelity
                        Capital
                       Markets,
                    Goldman, Sachs
                        & Co.,
                      Jefferies &
                     Company, Loop
                        Capital
                     Markets, LLC,
                    Ramirez & Co.,
                      Inc., Rice
                       Financial
                       Products
                       Company,
                      Roosevelt &
                         Cross
                     Incorporated,
                       Soutwest
                      Securities,
                    Inc., Wachovia
                    Bank, National
                     Association,
                    Cabrera Capital
                     Markets,

     Chicago     03/24/10      --     $100.000      $550,000,000.00    130,000
     Transit
    Authority
   6.200% due
    12/1/2040

                     LLC, Jackson
                      Securities,
                        Janney
                      Montgomery
                      Scott LLC,
                      Lebenthal &
                     Co., LLC, MFR
                      Securities,
                     Inc., Morgan
                       Keegan &
                    Company, Inc.,
                    Raymond James &
                      Associates,
                       Inc., RBC
                        Capital
                      Markets, TD
                      Securities

    0.00%  0.44%    Goldman, Sachs   Goldman Sachs
                    & Co., Cabrera
                        Capital
                     Markets, LLC,
                    Blaylock Robert
                     Van, LLC, BMO
                        Capital
                       Markets,
                   Duncan-Williams,
                    Inc., Jefferies
                    & Company, J.P.
                     Morgan, Loop
                        Capital
                     Markets, LLC,
                       Melvin &
                    Company, Morgan
                       Stanley,
                    Wachovia Bank,
                       National
                      Association